Exhibit 19.1

1

ConFidential And PROPRIETARY

Version: ACT07 2024.01

Board of Directors Approval: 7/24/2024

Policy Overview

Document ID	ACT07
Policy Name	Insider Trading Policy
Policy Owners, Title	Thomas G. Pareigat, EVP, General Counsel Paul Frenkiel, EVP, Chief Financial Officer

Version Control

Version	Author(s)	Policy Effective Date	Board Approval Date	Description	Next Review Date
2019 – 1.00	Paul Frenkiel	08/21/2019	08/21/2019	No changes	08/21/2020
2020 – 1.00	Paul Frenkiel	09/16/2020	09/16/2020	Annual Review	09/16/2021
2021.01	Paul Frenkiel	09/15/2021	09/15/2021	Annual Review. No Changes.	09/15/2022
2022.01	Paul Frenkiel	7/20/2022	7/20/2022	Annual Review. No Changes	7/20/2023
2023.01	Tom Pareigat; Paul Frenkiel	12/20/2023	12/20/2023	Annual Review making several edits to bring policy up to date to current industry best practices.	12/18/2024
2024.01	Tom Pareigat; Paul Frenkiel	7/24/2024	7/24/2024	Annual review. Minor clarifying edits made.	7/16/2025

2

ConFidential And PROPRIETARY

Version: ACT07 2024.01

Board of Directors Approval: 7/24/2024

Table of Contents

PURPOSE4

STATEMENT OF POLICY PROHIBITING INSIDER TRADING4